Exhibit 10.02

VALERO ENERGY CORPORATION

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Adopted April 23, 1997,
as amended and restated through
March 10, 2005

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

TABLE OF CONTENTS

Purpose and Effective Date	1
Administration	1
Option Shares	2
Grant of Options	2
Eligibility	2
Option Price	3
Duration of Options	3
Amount Exercisable	3
Exercise of Options.	4
Transferability of Options	5
Forfeitures	5
Requirements of Laws and Regulations	5
No Rights as Stockholder	5
No Obligation to Retain Optionee	6
Changes in the Company’s Capital Structure	6
Amendment or Termination of Plan	7
Written Agreement	8

VALERO ENERGY CORPORATION
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.	Purpose and Effective Date. The Non-Employee Director Stock Option Plan (the “Plan”) of Valero Energy Corporation, a Delaware corporation (the “Company”), is for the benefit of members of the board of directors of the Company (“Board” or “Board of Directors”) who, at the time of their service, are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”), but are persons who have made or are expected to make a significant contribution to the continued growth of the Company. The purpose of the Plan is to provide such persons with an additional incentive to continue to serve on the Board through grants of options to purchase the Company’s common stock (“Options”). The Effective Date of the Plan (“Effective Date”) is July 31, 1997. No Options shall be granted pursuant to the Plan after April 23, 2007.

2.	Administration. (a) Except as otherwise set forth herein, the Plan shall be administered by the Compensation Committee (“Committee”) of the Board. If the Committee is not composed solely of two or more “Non-Employee Directors” (as defined in Rule 16b-3 under the Exchange Act) of the Company, then such additional or different persons shall be appointed by the Board to act for purposes of administering this Plan so that the committee administering this Plan shall be composed solely of two or more Non-Employee Directors.

(b)	In connection with its administration of this Plan, the Committee is empowered to:

(i)	Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of this Plan;

(ii)	Construe all terms, provisions, conditions and limitations of the Plan in good faith, and adopt amendments to the Plan;

(iii)	Make equitable adjustments for any mistakes or errors in the administration of this Plan or deemed to be necessary as the result of any unusual situation or any ambiguity in the Plan;

(iv)	Select, employ and compensate, from time to time, consultants, accountants, attorneys and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan.

(c)	The foregoing list of express powers granted to the Committee upon the adoption of this Plan is not necessarily intended to be either complete or exclusive, and the Committee shall, in addition to the specific powers granted by this Plan, have such powers not inconsistent with the Plan or Rule 16b-3, whether or not expressly authorized herein, which it may deem necessary, desirable, advisable, proper, convenient or appropriate for the supervision and administration of this Plan. Except as otherwise specifically provided herein , the decisions and judgment of the Committee on any question or claim arising hereunder shall be final, binding and conclusive upon the Participants and all persons claiming by, through or under a Participant.

(d)	Notwithstanding the foregoing, the Committee shall have no authority to exercise discretion with respect to the selection of any Non-Employee Director as a Participant in the Plan, the determination of the number of Options that may be allocated to any such Non-Employee Director or the terms or conditions of any such allocation, and shall have no authority to amend any provision of the Plan relating to eligibility for participation in the Plan, the amount or timing of grants under the Plan or the imposition or removal of restrictions on the vesting of Options.

3.	Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company’s common stock, $0.01 par value (the “Common Stock”). The total number of shares of Common Stock with respect to which Options may be granted under this Plan shall not exceed in the aggregate 200,000 shares (pre-split). The class and aggregate number of shares of Common Stock that may be subject to the Options granted under this Plan shall be subject to adjustment under Section 16 below. The shares issued upon the exercise of Options may be treasury shares or authorized but unissued shares. If an outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

4.	Grant of Options.

(a)	[reserved]

(b)	Options Granted after the Effective Date of this Plan.

(i)	For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall first become a Non-Employee Director after the Effective Date of this Plan shall be granted, on the date of his or her election, an Option to purchase 5,000 shares of Common Stock at a per share Option Price equal to the Fair Market Value (as defined in Section 7 below) of a share of Common Stock on such date (such number of shares being subject to adjustment as provided in Section 16 of this Plan).

(ii)	For so long as this Plan is in effect and shares are available for the grant of Options hereunder, at the annual meeting of the Company’s stockholders (the “Annual Meeting”) each year beginning in the year after the year of his or her first election as a Non-Employee Director, there shall be granted to each person whose term as a Non-Employee Director will continue following the date of such Annual Meeting, an Option to purchase 1,000 shares of Common Stock at a per share Option Price equal to the Fair Market Value (as defined in Section 7 below) of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 16 of this Plan).

5.	[reserved].

6.	Eligibility. The individuals who shall be eligible to participate in the Plan shall be those individuals who are members of the Board who, at the time of a grant hereunder, are not employees of the Company or an Affiliate (as defined in Section 12 below). An employee-director who retires from employment with the Company or an Affiliate shall be (without further action by the Committee) eligible to participate in the Plan and shall be entitled to receive the Option grants described in Section 4 immediately upon commencement of his or her service as a Non-Employee Director.

7.	Option Price. The price at which a share of Common Stock subject to an Option may be purchased pursuant to an Option granted under this Plan (the “Option Price”) shall be its Fair Market Value on the date the Option is granted. The “Fair Market Value” of a share of Common Stock shall be the average of the high and low sales prices of a share of Common Stock on that date as reported on the New York Stock Exchange. If no closing price or quotes are reported on that date or if, in the discretion of the Committee, another means of determining the Fair Market Value of a share of stock on that date is necessary or advisable, the Committee may provide for another means for determining the Fair Market Value.

8.	Duration of Options. No Option shall be exercisable after the expiration of seven years from the date the Option is granted.

9.	Amount Exercisable.

9A.	The Options granted pursuant to Section 4(b)(i) shall vest and become exercisable in one-third increments beginning on the first anniversary of the date the Options were granted (the “Date of Grant”), and continuing on each subsequent anniversary until the third anniversary of the Date of Grant, whereupon the Options will be fully vested.

9B.	The Options granted pursuant to Section 4(b)(ii) shall vest fully and become exercisable on the first anniversary of their Date of Grant.

9C.	Notwithstanding the preceding provisions of this Section 9, all outstanding Options granted to a Non-Employee Director that that have not already vested shall become fully vested and immediately exercisable on the earlier of any of the following events:

(a)	The date a Non-Employee Director ceases to be a director of the Company by reason of his or her retirement in good standing from the Board by reason of age or disability under the then-established retirement policy of the Company;

(b)	The date a Non-Employee Director completes his or her tenure as a director of the Company as provided in the bylaws of the Company and declines to stand for reelection;

(c)	The date a Non-Employee Director, having been nominated for and having agreed to stand for reelection, is not reelected by the stockholders of the Company to serve as a member of the Board;

(d)	The date of the death of a Non-Employee Director;

(e)	The date a Non-Employee Director certifies in writing to the Company that he or she is resigning as a member of the Board due to medical or health reasons which render such Non-Employee Director unable to continue to serve as a member of the Board;

(f)	Subject to the provisions of and definitions contained in Paragraph 9D(b), the occurrence of a Change of Control of the Company.

9D.	(a)	In the event of any Change of Control, each Option granted under this Plan not theretofore forfeited or terminated and held as of the date of a Change of Control shall upon occurrence of the Change of Control immediately become vested or exercisable with respect to all of the shares granted thereunder and will remain exercisable for the remainder of the original term of the Option.

	(b)	A “Change of Control” shall be deemed to occur when:

(i)	the stockholders of the Company approve any agreement or transaction pursuant to which:

(A)	the Company will merge or consolidate with any other entity (other than a wholly owned subsidiary of the Company) and will not be the surviving entity (or in which the Company survives only as the subsidiary of another entity);

(B)	the Company will sell all or substantially all of its assets to any other entity (other than a wholly owned subsidiary of the Company); or

(C)	the Company will be liquidated or dissolved; or

(ii)	any “person” or “group” (as these terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Common Stock for or pursuant to the terms of such employee benefit plans, is or becomes an “Acquiring Person” as defined in the Rights Agreement dated June 18, 1997 (“Rights Agreement”) between the Company and Computershare Investor Services, L.L.C., as Rights Agent (successor Rights Agent to Harris Trust and Savings Bank), as amended (or any successor Rights Agreement) (or, if no Rights Agreement is then in effect, such person or group acquires or holds such number of shares as, under the terms and conditions of the most recent such Rights Agreement to be in force and effect, would have caused such person or group to be an “Acquiring Person” thereunder); or

(iii)	any “person” or “group” shall commence a tender offer or exchange offer for 15% or more of the shares of Common Stock then outstanding, or for any number or amount of shares which, if the tender or exchange offer were to be fully subscribed and all shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the shares of Common Stock then outstanding; or

(iv)	individuals who, as of any date, constitute the Board (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board; or

(v)	the occurrence of the Distribution Date (as defined in the Rights Agreement); or

(vi)	any other event determined by the Board or the Committee to constitute a “Change of Control” hereunder.

10.	Exercise of Options.

(a)	Unless otherwise prescribed by the Committee, Options may be exercised only by written notice of exercise (the “Exercise Notice”), in the form prescribed by the Committee, delivered to the Company to the Stock Option Plan administrator, and signed by the Participant or other person acting on behalf of the Participant. The date on which the Exercise Notice is delivered to the Company shall be the “Notice Date.” The Exercise Notice shall specify a date (the “Settlement Date”), not less than five business days nor more than ten business days following the Notice Date, upon which the shares or other rights shall be issued or transferred to the Participant (or other person entitled to exercise the Option) and the Option’s exercise price shall be paid to the Company.

(b)	Unless otherwise prescribed by the Committee, on the Settlement Date, the person exercising an Option shall tender to the Company full payment for the shares or other rights with respect to which the Award is exercised, together with an additional amount, in cash, certified check, cashier’s check or bank draft approved by the Company, equal to the amount of any taxes required to be collected or withheld by the Company in connection with the exercise of the Option (the “Tax Payment”).

(c)	Subject to any rules and limitations as the Committee may adopt, a person exercising an Option may make the Tax Payment in whole or in part by electing, at or before this time of exercise of the Option, either (i) to have the Company withhold from the number of shares otherwise deliverable a number of shares whose value equals the Tax Payment, or (ii) to deliver certificates for other shares owned by the person exercising the Option, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld. If the Committee shall fail to disapprove the election prior to the Settlement Date, the election will be deemed approved .

(d)	Subject to any rules and limitations as the Committee may adopt or as may be set forth in any written stock option agreement signed by the Company, a person exercising an Option for the receipt of shares may pay for the shares with other shares of Company Common Stock legally and beneficially owned by that person at the time of the exercise of the Options.

(e)	Any calculation with respect to a Participant’s income, required tax withholding or other matters required to be made by the Company upon the exercise of an Option shall be made using the Fair Market Value of the shares of Common Stock on the Notice Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee. Notwithstanding the foregoing, for Option exercises using the Company’s “same-day-sale for cash method” or “broker sale for stock method,” a Participant’s taxable gain and related tax withholding on the exercise will be calculated using the actual market price at which Shares were sold in the transaction .

11.	Transferability of Options. Without prior written approval from the Committee, Options shall not be transferable by the optionee except by will or under the laws of descent and distribution, and shall be exercisable, during the optionee’s lifetime, only by the optionee.

12.	Forfeitures. Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that the optionee, before or after termination of his capacity as a Non-Employee Director of the Company or any subsidiary corporation, limited partnership or other entity controlling, or controlled by, or under common control with the Company (an “Affiliate”), committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his relationship to the Company and/or its Affiliates which conduct damaged the Company or its Affiliates, or disclosed trade secrets of the Company or its Affiliates, then any outstanding Options which have not been exercised by optionee shall be forfeited. The decision of the Committee will be final.

13.	Requirements of Laws and Regulations. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority..

14.	No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his or her Option until the date shares of Common Stock are issued as a result of the Option’s exercise. Except as provided in Section 16, no adjustment for dividends, or other matters shall be made if the record date is prior to the date the shares of Common Stock are issued.

15.	No Obligation to Retain Optionee. The granting of any Option shall not impose upon the Company or any of its subsidiaries any obligation to retain or continue to retain any optionee in his or her capacity as a Non-Employee Director. The right of the Company, the directors or the stockholders of the Company or of any subsidiary of the Company to terminate any optionee shall not be diminished or affected by reason of the fact that one or more Options have been or will be granted to such Non-Employee Director.

16.	Changes in the Company’s Capital Structure.

(a)	The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)	If all or any portion of an Option is exercised subsequent to any stock dividend, stock split, rights distribution, split-up, recapitalization, exchange of shares, merger, spin-off, reorganization or liquidation (“Reorganization Event”), as a result of which (a) securities of any class or rights shall be issued in respect of outstanding shares of Common Stock or (b) shares of Common Stock shall be changed into the same or a different number of shares of the same or another class of other securities, then the person so exercising such Option shall receive, for the aggregate price payable upon the exercise of such Option,

(i)	the aggregate number and class of shares, rights or other securities for which a recognized market exists, and

(ii)	a cash amount equal to the fair market value on such date, as reasonably determined by the Committee, of any other property (other than regular cash dividend payments) and of any shares, rights or other securities for which no recognized market exists, which, if shares of Common Stock (as authorized at the date of the granting of such Option) had been purchased at the date of granting of the Option for the same aggregate price (on the basis of the price per share provided in the Option) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any such Reorganization Event;

provided, however, that no fractional share of Common Stock, fractional right or other fractional security shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced to reflect any fractional share of Common Stock, fractional right or other fractional security not issued; and provided further, however, that if the exercise of any Option subsequent to any Reorganization Event would, pursuant to this Section 16, require the delivery of shares, rights or other securities which the Company is not then authorized to issue or which in the sole judgment of the Committee cannot be issued without undue effort or expense, the person exercising such Option shall receive, in lieu of such shares, rights or other securities, a cash payment equal to the fair market value on the Exercise Date, as reasonably determined by the Committee, of such shares, rights or other securities.

For purposes of applying the provisions of this Plan, the Preference Share Purchase Rights distributed to stockholders of record of the Company pursuant to the Rights Agreement, or any successor rights, shall be deemed not to have been distributed until the Distribution Date (as defined in the Rights Agreement or any successor agreement).

(c)	In the event of any change in the number of shares of Common Stock outstanding resulting from a Reorganization Event, the aggregate number and class of shares of Common Stock remaining available to be optioned under this Plan shall be that number and class which a person, to whom an Option had been granted for all of the available shares of Common Stock under this Plan on the date preceding such change as provided in Section 3 would be entitled to receive upon exercise of such Option following such change. Upon the occurrence of any Reorganization Event, the Committee shall be entitled (but shall not be required) to determine that new Option Agreements (or amendments to the existing Option Agreements) shall be entered into with Participants reflecting such stock dividend or other event.

(d)	Except as expressly provided before in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for shares, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

17.	Amendment or Termination of Plan. The Board of Directors may modify, revise or terminate this Plan at any time. However, without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, bylaws or applicable state law prescribe a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not

(a)	change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan;

(b)	reduce the Option Price permitted for options;

(c)	change the class of persons eligible to receive options;

(d)	extend the term during which an Option may be exercised or the termination date of the Plan; or

(e)	materially increase any other benefits accruing to the Non-Employee Directors under the Plan or materially modify the requirements as to eligibility for participation in the Plan unless the Board of Directors shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required by law or the applicable rules and regulations of, or any agreement with, the New York Stock Exchange. In addition, the terms of the Plan relating to the number of shares that may be subject to an Option, the times at which Options are to be granted, and the means by which the Option Price for the Options granted is to be determined shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act or the rules under either of those laws. All Options granted under this Plan shall be subject to the terms and provisions of this Plan, and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of the amendment, modification or revision, except with respect to the date of expiration, the vesting schedule, or the exercise price of the outstanding Option(s), which shall remain subject to the terms and conditions of the stock option agreement between the Non-Employee Director and the Company.

18.	Written Agreement. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable so long as they do not conflict with the terms of this Plan.